EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT



  NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
  ------------------                                  ----------------------

   Bank of Stanly                                          North Carolina




                                       16